Exhibit 5.1

May 22, 2026

Virtus Investment Partners, Inc.

One Financial Plaza

Hartford, Connecticut 06103

Re: Virtus Investment Partners, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Virtus Investment Partners, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the potential offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities of the Company (the “Securities”), which may include any or all of the following: (i) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”) representing fractions of shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (iv) warrants to purchase Common Stock, Preferred Stock, or Depositary Shares (the “Warrants”); (v) debt securities, which may be either senior (“Senior Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (vi) contracts for the purchase and sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”); and (vii) stock purchase units of the Company, consisting of a Stock Purchase Contract and either Debt Securities or debt obligations of third parties (the “Stock Purchase Units”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), (ii) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Registration Statement, (iii) the form of Senior Indenture and Subordinated Indenture (each as defined herein), each of which is an exhibit to the Registration Statement, and (iv) such other documents, records and instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed: the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or electronic copies and the authenticity of the originals of all

Morgan, Lewis & Bockius LLP

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

Virtus Investment Partners, Inc.

May 22, 2026

documents submitted to us as copies, and the enforceability of all documents submitted to us against parties other than the Company. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A. the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time pursuant to the Registration Statement (including the Prospectus and applicable Prospectus Supplement) will be duly authorized and established by authorizing resolutions of the Board, in accordance with the Certificate of Incorporation, the Bylaws and applicable law (each, a “Corporate Action”);

B. any Depositary Shares and related Depositary Receipts will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (each, a “Depositary”);

C. to the extent that the obligations of the Company under any Deposit Agreement may depend upon such matters, the Depositary with respect to such Deposit Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; such Depositary will be duly qualified to engage in the activities contemplated by such Deposit Agreement; such Deposit Agreement will be duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Deposit Agreement, with all applicable laws and regulations; and such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement;

D. any Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein (each, a “Warrant Agent”);

E. to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, the Warrant Agent with respect to such Warrant Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; such Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will be duly authorized, executed and delivered by such Warrant Agent and will constitute the legal, valid and binding obligation of such Warrant Agent, enforceable against such Warrant Agent in accordance with its terms; such Warrant Agent will be in compliance, generally and with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and such Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

F. any Senior Debt Securities will be issued under an indenture (the “Senior Indenture”) between the Company and a trustee named therein (the “Senior Trustee”). Any Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”) between the Company and a trustee named therein (the “Subordinated Trustee”). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures” and individually as an “Indenture.” The Senior Trustee and Subordinated Trustee are hereinafter referred to collectively as the “Trustees” and individually as a “Trustee”;

Virtus Investment Partners, Inc.

May 22, 2026

G. to the extent that the obligations of the Company under an Indenture may depend upon such matters, the Trustee thereunder will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

H. any Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) between the Company and a stock purchase contract agent named therein;

I. the Stock Purchase Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein;

J. the Registration Statement and any amendments thereto will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

K. a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by each of the Company and the other parties thereto;

L. all Securities will be issued and sold in compliance with applicable federal and state securities laws;

M. at the time of each issuance and sale of the Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Securities; and

N. a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Upon due authorization by all requisite Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

Virtus Investment Partners, Inc.

May 22, 2026

2. Upon designation of the preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions relating to a series of Preferred Stock by all requisite Corporate Action and the proper filing with the Secretary of State of the State of Delaware of a certificate of designation relating to such series of Preferred Stock, the due authorization by all requisite Corporate Action of the issuance and sale of shares of such series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When the specific terms of a particular issuance of Depositary Shares have been duly authorized by all requisite Corporate Action and in accordance with the applicable Deposit Agreement, the Depositary Shares evidenced by Depositary Receipts are duly executed, issued and delivered in accordance with the terms of such Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock, and in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and Depositary Receipts.

4. When the specific terms of a particular issuance of Warrants have been duly authorized by all requisite Corporate Action and in accordance with the applicable Warrant Agreement, the Warrants are duly executed, issued and delivered in accordance with the terms of such Warrant Agreement against payment of consideration in accordance with the terms and provisions of such Warrant Agreement and the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

5. When the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by all requisite Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment of consideration for such Debt Securities, in accordance with the terms and provisions of the applicable Indenture and the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

Virtus Investment Partners, Inc.

May 22, 2026

6. When the specific terms of the Stock Purchase Contracts have been duly authorized and established by all requisite Corporate Action and in accordance with the applicable Stock Purchase Contract Agreement, the Stock Purchase Contracts are duly executed, issued and delivered in accordance with the terms of such Stock Purchase Contract Agreement against payment of consideration in accordance with the terms and provisions of such Stock Purchase Contract Agreement and the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Stock Purchase Contracts will constitute valid and binding obligations of the Company.

7. When the specific terms of the Stock Purchase Units have been duly authorized and established by all requisite Corporate Action and in accordance with the applicable Unit Agreement, the Stock Purchase Units are duly executed, issued and delivered in accordance with the terms of such Unit Agreement against payment of consideration in accordance with the terms and provisions of such Unit Agreement and the applicable Definitive Agreement, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the requisite Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Stock Purchase Units will constitute valid and binding obligations of the Company.

The opinions set forth above as to validity, binding effect or enforceability of any agreement or obligation of the Company may be limited by the effect of (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP